UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 9, 2010 (December 6, 2010)

PHOENIX ENERGY RESOURCE CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52843	20-5408832
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jun Yue Hua Ting, Building A
3rd Floor, Unit -1
#58 Xin Hua Road
Guiyang, Guizhou Province 550002
People’s Republic of China
(Address of principal executive offices)

(86) 851-552-0951
(Registrant's telephone number, including area code)

____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On December 6, 2010, the Board of Directors of Phoenix Energy Resource Corporation (the “Company”), in connection with the Company’s recent reverse acquisition of China Bingwu Forestry Group Limited (“Bingwu Forestry”), approved the dismissal of Mantyla McReynolds LLC (“Mantyla”) as the Company’s independent auditor, effective immediately.

Mantyla’s reports on the Company’s financial statements as of and for the years ended June 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that its reports for the fiscal years ended June 30, 2010 and 2009 contained a going concern qualification as to the Company’s ability to continue as a going concern..

During the years ended December 31, 2009 and 2008, and through Mantyla’s dismissal on December 6, 2010, there were (1) no disagreements with Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Mantyla, would have caused Mantyla to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Mantyla with a copy of this disclosure on December 6, 2010, providing it with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Mantyla, dated December 9, 2010 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Mantyla as the Company’s independent auditor, the Board of Directors of the Company elected to continue the existing relationship of Bingwu Forestry with Madsen & Associates CPA’s, Inc. (“Madsen”) and appointed Madsen as the Company’s independent auditor.

During the years ended December 31, 2009 and 2008 and through the date hereof, neither the Company nor anyone acting on its behalf consulted Madsen with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Madsen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2010, the Board of Directors of the Company adopted Amended and Restated Bylaws, which substantially revised the Company’s former bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Generally, the Amended and Restated Bylaws update the Company’s former bylaws, and include (among others) the following modifications.

(1) The Amended and Restated Bylaws provide that special meetings of stockholders may be called by the Chief Executive Officer or the President or the Board of Directors, or shall be called by the President or Secretary at the request in writing of the holders of not less than thirty percent of all the shares issued, outstanding and entitled to vote, whereas under the previous bylaws, such meetings could be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding shares in the aggregate entitled to cast not less than a majority of the votes at any such meeting.

(2) The Amended and Restated Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote (provided that notice of intention to act upon such matter shall have been given in the notice calling such meeting), whereas the previous bylaws provided that directors could be removed by the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote at such meeting.

(3) The Amended and Restated Bylaws provide that the Board of Directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company’s classes or series, while the previous bylaws did not provide for the issuance of uncertificated shares.

(4) The Amended and Restated Bylaws may be altered, amended or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting, while the previous bylaws could be amended by the majority vote of stockholders or by the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws, adopted on December 6, 2010
16.1	Letter from Mantyla McReynolds LLC, regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010
PHOENIX ENERGY RESOURCE CORPORATION

	By:	/s/Yulu Bai
Yulu Bai
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws, adopted on December 6, 2010
16.1	Letter from Mantyla McReynolds LLC, regarding change in certifying accountant